UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Radnor Corporate Center, Suite 350
Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(415) 237-8272

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2026, Certara, Inc. (the “Company”), together with certain of its subsidiaries, entered into a Purchase Agreement (the “Purchase Agreement”) with Veristat, LLC and certain of its affiliates (collectively, “Veristat”), pursuant to which the Company agreed to sell its global medical writing and related regulatory services business (the “Business”) to Veristat. The transaction will be effected through the sale of all of the equity interests of certain Company subsidiaries that conduct the Business and the sale of certain assets related to the Business.

Veristat has agreed to pay aggregate cash consideration of $100 million, subject to certain post-closing adjustments for working capital, indebtedness, transaction expenses and other similar matters, and subject to additional contingent consideration of up to $35 million in the form of an earn-out based on the financial performance of the Business for a specified period following closing. If certain items are not satisfied at the closing, then up to $15 million of the purchase price to be paid at closing will be held in escrow and released to the Company upon satisfaction of such items.

The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including the absence of legal restraints, the accuracy of certain representations and warranties, compliance with covenants in all material respects, the absence of a material adverse effect on the Business and completion of specified internal reorganization steps. At the closing of the transactions contemplated by the Purchase Agreement, the parties will enter into certain ancillary agreements, including a transition services agreement.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The Purchase Agreement, when filed, will be to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Veristat or any other party to the Purchase Agreement. The representations, warranties and covenants of each party set forth in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Veristat or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 22, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2026	CERTARA, INC.
(Registrant)

	By:	/s/ Daniel D. Corcoran
Daniel D. Corcoran
Senior Vice President and General Counsel